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                                                                     EXHIBIT 3.1

                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ADRENALIN INTERACTIVE, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF DECEMBER, A.D. 1998, AT 11 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.









                                   [SEAL]          EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2403361   8100                               AUTHENTICATION: 9493394

981504736                                              DATE: 12-29-98
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ADRENALIN INTERACTIVE, INC.

            --------------------------------------------------------

            Adopted in accordance with the provisions of Section 242
             of the General Corporation Law of the State of Delaware
            ---------------------------------------------------------



                  We, JAY SMITH, III and MICHAEL CARTABIANO, the President and Secretary, respectively, of ADRENALIN INTERACTIVE, INC., a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:
                  FIRST, that the Certificate of Incorporation of said corporation be amended as follows:

                           (1) By striking out the whole of subsection (a) of
                  Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new subsection (a) of Article FOURTH reading as follows:

                                    "(a) The maximum number of shares which the
                            corporation shall have authority to issue is Twenty Million One Hundred Thousand (20,100,000), of which Twenty Million (20,000,000) shares shall be Common Stock having a par value of $.03 per share (Common Stock) and One Hundred Thousand (100,000) shares shall be Preferred Stock, having a par value of $0.01 per share (Series Preferred Stock). Upon the amendment of this subsection (a) of this Article FOURTH to read as hereinabove set forth, each outstanding share of Common Stock having a par value of $0.01 per share shall be automatically converted into one-third (1/3) of a share of Common Stock having a par value of $0.03 per share. No fractional shares shall be issued as a result of such 3-for-1 reverse stock split and the corporation shall pay cash for fractions of a share resulting from such 3-for-1 reverse stock split based upon the closing price of the corporation's Common Stock on the date immediately prior to the date that such 3-for-1 reverse stock split is effected."



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                  SECOND, that such amendment has been duly adopted in
accordance with the provisions of the General Corporation Law of the State of Delaware by the vote of holders of not less than a majority of the shares of outstanding stock entitled to vote thereon, all in accordance with the provision of Section 242 of the General Corporation of Law of the State of Delaware.

                  IN WITNESS WHEREOF, we have signed this certificate this 18th day of December, 1998.

                                         /s/ Jay Smith, III
                                         --------------------------------
                                         Jay Smith, III, President


                                         /s/ Michael Cartabiano
                                         --------------------------------
                                         Michael Cartabiano, Secretary




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